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                                                                    EXHIBIT 99.1

                          CONSENT OF SOLOMON ASSOCIATES

We hereby consent to the use in the 2001 Form 10-K for Conoco Inc., of our name in reference to ranking of the performance of Conoco's Asian, European and United States refineries which appear in such 2001 Form 10-K, to be filed on or about March 15, 2002. We also consent to the reference to us as "an independent benchmarking company."

/s/ D. B. Bossung
Executive Vice President
Solomon Associates, Inc.
February 7, 2002